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                                                                  Exhibit 5
                   [Letterhead of American Express Company]

                                                    February 2, 1998

American Express Company
World Financial Center
New York, New York 10285-4900


                    Re:American Express Company
                       Registration Statement on Form S-3
                       Registration of 4,398,568 Common Shares


Ladies and Gentlemen:

       I am Group Counsel of American Express Company, a New York corporation (the "Company"). I have represented the Company in connection with the registration of 4,398,568 Common Shares, $.60 par value, of the Company (the "Common Shares") on Form S-3 at the request of Nippon Life Insurance Company ("Nippon") pursuant to certain registration rights exercised by Nippon.

       In so acting, I or members of the staff of the General Counsel's Office have examined and relied upon the originals, or copies certified or otherwise identified to my or our satisfaction, of such records, documents, certificates and other instruments as in my judgment are necessary or appropriate to enable me to render the opinion expressed below. I am a member of the Bar of the State of New York and, accordingly, I express no opinion as to any question of law other than with respect to New York law.

       Upon the basis of and subject to the foregoing, I am of the opinion that:

       1. The Company is a corporation duly organized and validly existing under the laws of the State of New York.

       2. The Common Shares have been duly authorized by the Company and are validly issued, fully paid and nonassessable.

        I hereby consent to the filing of this opinion as an exhibit to the Company's Registration Statement on Form S-3 relating to the Common Shares and to the use of my name therein.

                                                     Very truly yours,

                                                     /s/ Douglas H. Daniels
                                                     Douglas H. Daniels
                                                     Group Counsel